EXHIBIT (14)(b)








INDEPENDENT AUDITORS' CONSENT


We consent to the reference to us in this Pre-Effective Amendment No. 1 to Form N-14 Registration Statement of Forum Funds on behalf on BIA Small-Cap Growth Fund and BIA Growth Equity Fund under the heading "Independent Auditors" appearing in the Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP

Boston, Massachusetts
May 14, 1999